UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2005

NSP HOLDINGS L.L.C.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-123631	36-4251319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 York Road, Suite 215
Oak Brook, Illinois 60523
(Address of Principal Executive Offices, including  Zip Code)

(630) 572-5715
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Norcoss Safety Products (the “Company”) disclosed today that it received a letter dated June 15, 2005 from the U.S. Department of Labor’s Employment Standards Administration Office of Federal Contract Compliance Programs (the “DOL”).  The letter states that the DOL has preliminarily determined that (1) a statistical inference exists that there was a pattern and practice of discrimination with respect to the Company’s hiring practices at its Rock Island, Illinois facility during the period from September 1, 2002 through August 31, 2003, and (2) the Company had non-compliant record-keeping practices, including premature disposal of applicant information.  The DOL asserts that minority job applicants were under-represented among applicants hired during the review period, inferring by statistical review that an additional 34 positions should have been offered in addition to the 112 positions that were offered to minority applicants during the one-year review period.  The Company has entered into settlement discussions with the DOL and has sought an extension to the response date during those settlement discussions.  If such settlement discussions are unsuccessful or the DOL does not extend the response date, the Company intends to submit a rebuttal to the DOL’s allegations.  In the event that it is ultimately established that the Company did engage in a pattern or practice of discrimination, available remedies to the DOL include back pay, suspension of the Company’s right to receive government contracts, or termination of the Company’s right to receive government contracts.  Based on the Company’s initial settlement discussions with the DOL, the Company does not believe that the ramifications and potential liabilities resulting from the DOL’s investigation are likely to have a material adverse effect on the Company’s business operations or financial results or that suspension or debarment from government contracting is likely.  The Company is reviewing its document retention practices in order to assure compliance.  As settlement discussions and the Company’s response are in preliminary stages, the Company does not believe it can accurately estimate any amount that will ultimately be paid in settlement of this matter.  However, based on the Company’s initial settlement discussions with the DOL, the Company expects that if any amount is paid in settlement of this matter, it will not significantly affect results for the current fiscal year.  Any settlement entered into by the Company will appear as a charge to general and administrative expense in the Company’s consolidated statement of operations during the period in which settlement is considered reasonably estimable and probable of payment.

In connection with the previously announced acquisition by Safety Products Holdings, Inc. (“Safety Products”) of all the equity interests of Norcross Safety Products L.L.C. and NSP Holdings Capital Corp. from the Registrant, the Registrant also disclosed today certain unaudited pro forma financial data regarding Safety Products, the successor to the Registrant.  Such unaudited pro forma financial data is furnished under Item 9.01 of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Unaudited Pro Forma Financial Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NSP HOLDINGS L.L.C.

/s/ David F. Myers, Jr.
Date:	July 7, 2005	By:	David F. Myers, Jr.
		Its:	Executive Vice President, Chief Financial
Officer, Secretary and Manager (Principal
Financial and Accounting Officer)